EXHIBIT 10.7

                                       AMENDMENT
                                           TO
                            DYNAMICS CORPORATION OF AMERICA
                       1980 RESTRICTED STOCK AND CASH BONUS PLAN

                         The 1980 Restricted Stock and Cash Bonus Plan
               (the "Plan"), as in effect since September 25, 1980 and as previously amended, is hereby amended as of April 11, 1997, as set forth below.

                         Section 8(f) of the Plan is amended by changing
               the second sentence of paragraph (f) thereof to read in its entirety as follows:

                    For purposes of the Plan, a "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                    (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

                    (II) the following individuals cease for any reason
                         to constitute a majority of the number of directors then serving on the Board of Directors of the Company (the "Board"): individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

               (III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

               (IV) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                              For purposes of this Section 8(f), the
                    following definitions shall apply: "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
                    (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company. "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act. "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                         Except as set forth above, the Plan is hereby
               ratified and confirmed in all respects.